Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Finisar Corporation 401(k) Profit Sharing Plan
Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-183744 and 333-191005) of Finisar Corporation of our report dated June 24, 2016, relating to the financial statements and supplemental schedule of the Finisar Corporation 401(k) Profit Sharing Plan which appear in this Form 11-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

San Jose, California
June 24, 2016